Exhibit 10.1
PIXELWORKS, INC.
EXECUTIVE COMPENSATION RECOVERY POLICY
(as amended and restated August 14, 2023)

INTRODUCTION
    The Board of Directors (the “Board”) of Pixelworks, Inc. (the “Company”) has adopted this Executive Compensation Recovery Policy, as amended and restated (the “Policy”) to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified by Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules of the Nasdaq Stock Market (“Nasdaq”).
ADMINISTRATION
    This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.
    Subject to any limitation under applicable law, the Board may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee).
COVERED EXECUTIVES
    This Policy applies to the Company’s current and former executive officers who are, or were at any time, during an applicable Covered Period, executive officers as defined in Rule 10D-1(d) of the Exchange Act as determined by the Board (“Covered Executives”). Subsequent changes in a Covered Executive’s employment status, including retirement or termination of employment (including after serving in an interim capacity), do not affect the Company’s rights to recover Incentive Compensation pursuant to this Policy.
    A “Covered Period” means the three (3) completed fiscal years immediately preceding the Restatement Date (as defined below). The Covered Period also includes any transition period that results from a change in the Company’s fiscal year of less than nine (9) months within or immediately following such three (3) completed fiscal years.
RECOVERY; ACCOUNTING RESTATEMENT
    In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (a “Restatement”), the Board will require that the Covered Executive forfeit, promptly repay to the Company, or offset, on a pre-tax basis, any Excess Incentive Compensation (as defined below) received by any Covered Executive during the Covered Period. Such recoupment will apply on a “no-fault” basis—that is, regardless of whether any misconduct occurred or a Covered Executive officer’s responsibility for the Restatement. In addition, the Company’s obligation to recoup Excess Incentive Compensation is not dependent on if or when restated financial statements are filed with the Securities and Exchange Commission (the “SEC”).
    For purposes of this Policy, a “Restatement” includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (often referred to as a “Big R” restatement), or that would result in a material misstatement if the correction of the error was recognized in the current period or left uncorrected in the current period (often referred to as a “little r” restatement).

    The “Restatement Date” means earlier of: (i) the date the Board, a Board committee, or officer(s) authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that a Restatement is required, or (ii) the date a court, regulator, or other legally authorized body directs the Company to undertake a Restatement. For purposes of clause (ii), the date of the initial court order or other regulatory agency action would be the measurement date for the Covered Period, but the application of this Policy would occur only after such order is final and non-appealable.
INCENTIVE COMPENSATION
    For purposes of this Policy, “Incentive Compensation” means incentive-based compensation (including any equity awarded as compensation) provided that, such compensation is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. A “financial reporting measure” means any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, including, but not limited to, stock price and total shareholder return. For the avoidance of doubt, (i) financial reporting measures include non-generally accepted accounting procedures (“non-GAAP”) financial measures for purposes of Regulation G of the Exchange Act, as well other measures, metrics and ratios that are not non-GAAP measures, and (ii) financial reporting measures may or may not be included in a filing with the SEC, and may be presented outside the financial statements.
EXCESS INCENTIVE COMPENSATION; AMOUNT SUBJECT TO RECOVERY
    The amount to be recovered will be the full amount of the excess of: (a) the Incentive Compensation received by the Covered Executive that was calculated based on the erroneous data in the original financial statements that were subsequently restated, over (b) the amount of the Incentive Compensation to which the Covered Executive would have been entitled to receive based on the restated financial statements, as determined by the Board (such amount, the “Excess Incentive Compensation”). Incentive Compensation will be deemed to have been “received” during the fiscal period during which the financial reporting measure specified in the compensation award is attained, even if the grant or payment of such Incentive Compensation occurs after the end of such fiscal period.
    If the Board cannot determine the amount of Excess Incentive Compensation received by the Covered Executive directly from the information in the Restatement, then it will make its determination based on a reasonable estimate of the effect of the Restatement. In the case of compensation based on stock price or total shareholder return, the amount subject to recovery will be based on a reasonable estimate of the effect of the Restatement on the Company’s stock price or total shareholder return upon which the Incentive Compensation was received.
METHOD OF RECOVERY
    The Board will determine, in its sole discretion, the timing and method or methods for recovering Excess Incentive Compensation hereunder, which may include, without limitation:
(a) requiring reimbursement of cash Incentive Compensation previously paid;
(b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards;
(c) offsetting the recovery amount from any compensation otherwise owed by the Company to the Covered Executive;
(d) cancelling outstanding vested or unvested equity awards; and/or
(e) taking any other remedial and recovery action, as determined by the Board.

The Board will use commercially reasonable efforts to employ a method for recovery of Excess Incentive Compensation that does not cause a violation of the payment timing rules of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or result in the Covered Executive being subject to the interest and additional tax provisions of Section 409A(a)(1)(B) of the Code.
    The Board will have no obligation to apply the same method of recoupment to each affected Covered Employee in connection with any Restatement.
NO INDEMNIFICATION OR REIMBURSEMENT
The Company shall not indemnify any Covered Executive against the loss of any incorrectly awarded Incentive Compensation, or pay or reimburse any Covered Executive for premiums incurred or paid for any insurance policy to fund such Covered Executive’s potential recovery obligations.
INTERPRETATION
The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of the Policy. This Policy will be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC or any national securities exchange on which the Company’s securities are listed. Any determinations made by the Board will be final and binding on all affected individuals.
EFFECTIVE DATE
    This Policy was originally adopted and became effective as of April 11, 2019, and applied to Incentive Compensation that paid or awarded to the Covered Executives based on financial measures with respect to fiscal years beginning on or after January 1, 2019. The amended and restated Policy was adopted by the Board on August 14, 2023, and applies to Incentive Compensation that is granted, earned, or vested by Covered Executives on or after October 2, 2023 (the “Effective Date”).
AMENDMENT; TERMINATION
The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary. The Board may terminate this Policy at any time. However, no amendment or termination of this Policy shall be effective if such amendment or termination would cause the Company to violate any federal securities laws, SEC rule or Nasdaq rule.
OTHER RECOVERY RIGHTS
The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery or recoupment that may be available to the Company pursuant to the terms of any other policy of the Company or any provision in any compensatory plan or arrangement, employment agreement, equity award agreement, or similar plan, agreement or arrangement, and any other legal rights and remedies available to the Company, or any actions that may be imposed by law enforcement agencies, regulators, administrative bodies, or other authorities.

NOTICE AND ACKNOWLEDGEMENT
The Company will provide notice of this Policy to each Covered Executive and shall solicit from each Covered Executive signed acknowledgment of, and agreement to, this Policy in substantially the form attached hereto as Exhibit A. In addition, before the Company takes any action to seek recovery of Excess Incentive Compensation pursuant to this Policy or any other action provided for in this Policy against a Covered Executive, the Company will provide notice of such clawback or other action. Notwithstanding anything to the contrary contained herein, the Company’s failure to provide notice to or receive acknowledgment from a Covered Executive will have no impact on the applicability or enforceability of this Policy against such Covered Executive.
EXCEPTION TO RECOVERY FOR IMPRACTICABILITY
The Board shall recover any Excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Compensation Committee of the Board or a majority of the independent directors serving on the Board in accordance with Section 10D of the Exchange Act, applicable regulations and the listing standards of the national securities exchange which the Company’s securities are listed.
Specifically, no recovery will be required pursuant to this Policy if: (a) the direct expense paid to a third-party to assist in enforcing this Policy would exceed the amount of the Excess Incentive Compensation and the Company (i) makes a reasonable attempt to recover the Excess Incentive Compensation and (ii) documents such reasonable attempts, which documentation will be provided to the national securities exchange on which the Company’s securities are then listed, or (b) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
SUCCESSORS
This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

EXHIBIT A

ACKNOWLEDGMENT OF AND AGREEMENT TO THE
EXECUTIVE COMPENSATION RECOVERY POLICY
I, the undersigned, acknowledge and agree that the Company has provided me with a copy of the Pixelworks, Inc. Executive Compensation Recovery Policy (the “Policy”), and that I have had the opportunity to review the Policy. Capitalized terms used but not defined in this Acknowledgement of and Agreement to the Executive Compensation Recovery Policy (this “Acknowledgement”) shall have the meanings assigned to such terms in the Policy.
By signing below, I acknowledge and agree that I accept the provisions of the Policy and will abide by all of the terms of the Policy (as may be amended, restated, supplemented or otherwise modified from time to time) both during and after my employment with the Company, including, without limitation, by forfeiting, promptly repaying to the Company and/or offsetting, on a pre-tax basis, any Excess Incentive Compensation.
I hereby agree to waive the assertion or application of any rights under federal, state, local or foreign law or in contract or equity that would otherwise conflict with or narrow the Company’s authority to interpret, apply and enforce the Policy to its fullest extent, including but not limited to, the Company’s authority to withhold or divert my wages pursuant to the Policy.
I further acknowledge and agree that all Incentive Compensation granted, earned or vested on or after October 2, 2023 (the “Effective Date”) will be subject to the provisions of the Policy, and that agreement to the Policy is a condition to the receipt and retention of such compensation. I acknowledge and agree that my acceptance of the Policy is in consideration of Incentive Compensation that is granted, earned or vested on or after the later of the Effective Date or the date of my signature below.

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